Exhibit 4.10

BLACK RIDGE OIL & GAS, INC.

UP TO 431,819,910 SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF NON-TRANSFERABLE
RIGHTS TO SUBSCRIBE FOR SUCH SHARES

BENEFICIAL OWNER ELECTION FORM

I (We), the undersigned, acknowledge receipt of your letter and the enclosed materials relating to the offering of shares of common stock, par value $0.001 per share (the “Shares”) of BLACK RIDGE OIL & GAS, INC. (the “Company”), issuable upon the exercise of subscription rights (“Subscription Rights”).

In this form, I (we) instruct you whether to exercise Subscription Rights to purchase Shares distributed with respect to the common stock, par value $0.001 per share, of the Company held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated August 3, 2017 (as amended the “Prospectus”).

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

BOX 1.☐	Please do not exercise Subscription Rights for me (us).
BOX 2.☐	Please exercise Subscription Rights for me (us) and purchase Shares as set forth below:

	NUMBER OF SHARES OF COMMON STOCK			SUBSCRIPTION PRICE			PAYMENT
Subscription Right	____________________	x	$	_____0.012______	=	$	_________

FORM OF PAYMENT:
☐	Payment in the following amount is enclosed: $__________.
☐	Please deduct payment of $__________ from my (our) following account maintained by you:

_________________________________ (Type of Account)	________________________________ (Account Number)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	Acknowledge receipt of the Prospectus and irrevocably elect to purchase the number of Shares indicated above upon the terms and conditions specified in the Prospectus; and

•	Agree that if I (we) fail to pay for the Shares that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):	____________________________

____________________________

Signature of beneficial owner(s):	____________________________

____________________________

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or in any other fiduciary or representative capacity, please provide the following information:

Name:	__________________________________

Capacity:	__________________________________

Address:	__________________________________

__________________________________

__________________________________

Telephone No.:	__________________________________